                                   EXHIBIT 12
             PHARMACIA & UPJOHN, INC. AND CONSOLIDATED SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                          (Dollar amounts in millions)

                                                                               YEAR ENDED DECEMBER 31,
                                                                  --------------------------------------------------

                                                                    1999        1998          1997          1996
                                                                  -------      -------       -------       -------
Earnings from continuing operations before income taxes           $ 1,147      $   977       $   435       $   818

Less: Equity in undistributed net income (loss) of companies
       owned less than 50%                                             35           58           (32)            5
                                                                  -------      -------       -------       -------
                                                                  $ 1,112      $   919       $   467       $   813


Add: Amortization of previously capitalized interest                   14           12            13            11

Fixed charges included in the above:
  Interest and amortization of debt expense                            85           50            59            83

  Rental expense representative of an interest factor                  19           28            38            37
                                                                  -------      -------       -------       -------

Earnings from continuing operations before income taxes
  and fixed charges                                               $ 1,230      $ 1,009       $   577       $   944
                                                                  =======      =======       =======       =======


Interest incurred and amortization of debt expense                $   103      $    86       $    91       $   116

Rental expense representative of an interest factor                    19           28            38            37
                                                                  -------      -------       -------       -------


Total fixed charges                                               $   122      $   114       $   129       $   153
                                                                  =======      =======       =======       =======
Ratio of earnings to fixed charges                                   10.0          8.9           4.5           6.2
                                                                  =======      =======       =======       =======


                                                                 YEAR ENDED
                                                                 DECEMBER 31,
                                                                  ---------

                                                                    1995
                                                                   -------
Earnings from continuing operations before income taxes            $ 1,124

Less: Equity in undistributed net income (loss) of companies
       owned less than 50%                                               7
                                                                   -------
                                                                   $ 1,117


Add: Amortization of previously capitalized interest                    10

Fixed charges included in the above:
  Interest and amortization of debt expense                            121

  Rental expense representative of an interest factor                   35
                                                                   -------

Earnings from continuing operations before income taxes
  and fixed charges                                                $ 1,283
                                                                   =======


Interest incurred and amortization of debt expense                 $   150

Rental expense representative of an interest factor                     35
                                                                   -------
Total fixed charges                                                $   185
                                                                   =======
Ratio of earnings to fixed charges                                     6.9
                                                                   =======